Exhibit 99.1

FOR IMMEDIATE RELEASE
TUESDAY, AUGUST 4, 2020

GO Acquisition Corp. Announces Pricing of $600 Million Initial Public Offering

New York, NY, August 4, 2020

GO Acquisition Corp. (the “Company”) today announced the pricing of its initial public offering of 60,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “GOAC.U” beginning August 5, 2020. Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at an exercise price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to list on the NYSE under the symbols “GOAC” and “GOAC WS,” respectively.

GO Acquisition Corp. was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company was founded by Noam Gottesman, the founder and Managing Partner of TOMS Capital, and Greg O’Hara, the founder and President of Clementine Investments and the founder and a Senior Managing Director of Certares, a specialist travel and hospitality private investment firm. The Company intends to focus its efforts in identifying a prospective target business on travel-related and travel-adjacent businesses with either all or a substantial portion of its activities in North America or Europe.

Credit Suisse Securities (USA) LLC is serving as lead book-running manager for this offering. Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are serving as book-running managers for this offering. The Company has granted the underwriters a 45-day option to purchase on a pro rata basis up to 9,000,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: Credit Suisse, Attn: Prospectus Department, Eleven Madison Avenue, 3rd Floor, New York, New York 10010, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com.

Registration statements relating to the securities became effective on August 4, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is expected to close on August 7, 2020, subject to customary closing conditions.

About GO Acquisition Corp.

GO Acquisition Corp. is a blank check company newly incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company expects to focus its efforts in identifying a prospective target business on travel-related and travel-adjacent businesses, with either all or a substantial portion of its activities in North America or Europe, though it may pursue targets in any industry.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Shannan Siemens

SSiemens@MercuryLLC.com

502-439-4901